Exhibit 23(a)


            CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (33-55851) of our report dated
January 11, 1995 appearing on page 41 of J.P. Morgan & Co. Incorporated's Annual Report on Form 10-K for the year ended December 31, 1994 (included in J.P. Morgan & Co. Incorporated's Annual Report to Stockholders).
We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP/s/
New York, New York
October 18, 1995